SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         UNIFI, INC.
- -----------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    CLIFFORD FRAZIER, JR.
- -----------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange
          Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:


[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:

                                      UNIFI
                              QUALITY THROUGH PRIDE

                            7201 West Friendly Avenue
                        Greensboro, North Carolina 27410


                                            September 23, 1996

TO THE SHAREHOLDERS OF
     UNIFI, INC.


     The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. on Thursday, October 24, 1996, at the Company's Yadkinville Offices at Old Highway 421, Yadkinville, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a proxy, are enclosed.

     The Annual Report relating to the Company's activities and operations for the fiscal year ended June 30, 1996 is also enclosed herewith.

     You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                                        Sincerely,

                                        G. ALLEN MEBANE
                                        G. ALLEN MEBANE, IV
                                        Chairman of the Board of Directors

                                   UNIFI
                           QUALITY THROUGH PRIDE

                         7201 West Friendly Avenue
                     Greensboro, North Carolina 27410


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 24, 1996


To The Shareholders Of Unifi, Inc.:

     The Annual Meeting of the Shareholders of Unifi, Inc. will be held at the Yadkinville Offices, Old Highway 421, Yadkinville,
North Carolina, on Thursday, October 24, 1996, at 10:00 A.M.
Eastern Daylight Savings Time, for the following purposes:

     1. To elect as directors of the corporation, those nominees listed in the accompanying Proxy Statement.

     2    To approve the 1996 Incentive Stock Option Plan, as
recommended by the Board of Directors.

     3. To approve the 1996 Non-Qualified Stock Option Plan, as recommended by the Board of Directors.

     4. Transacting any other business that may be properly brought before the meeting or any adjournment or adjournments thereof.

     The Board of Directors, under the provisions of the By-Laws, has fixed the close of business on September 16, 1996, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The transfer books of the Corporation will not be closed.

     YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing and returning the accompanying proxy card promptly. A proxy may be revoked by the Shareholder at any time before it is exercised.

                              By Order Of The Board Of Directors


                              CLIFFORD FRAZIER, JR.
                              C. Clifford Frazier, Jr.
                              Secretary

Greensboro, North Carolina
September 23, 1996

                                   UNIFI
                           QUALITY THROUGH PRIDE

                         7201 West Friendly Avenue
                     Greensboro, North Carolina 27410

                               PROXY STATEMENT

                           SOLICITATION OF PROXIES

     This solicitation of the enclosed proxy is made by the Board of Directors (the "Board") of Unifi, Inc. (the "Company") for use at the Annual Meeting of the Shareholders to be held Thursday, October 24, 1996, at 10:00 A.M. Eastern Daylight Savings Time, at the Yadkinville Offices of the Company, located on Old Highway 421, Yadkinville, North Carolina, or at any adjournment or adjournments thereof. This statement and the form proxy will first be mailed to the shareholders entitled to notice of the Annual Meeting on or about September 23, 1996.

     The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or other telephone, telegraph or electronic means by directors, officers and regular employees of the Company who will not be specifically compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses.
Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company's expense, to their principals.

     The Company's common stock, par value $.10 per share (common stock) is the only type of stock the Company has. Shareholders of record, as of the close of business on September 16, 1996, will be entitled to notice of and to vote at the meeting or any adjournment thereof. As of August 5, 1996, the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 64,494,523 shares. Each share of the Company's common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted in favor of Proposal No. 1, the election as directors of those nominees named in this proxy statement; Proposal No. 2, the approval of the 1996 Incentive Stock Option Plan, a copy of which is attached to this Proxy Statement; and Proposal No. 3, the approval of the 1996 Non-Qualified Stock Option Plan, a copy of which is attached to this Proxy Statement. IF THE ENCLOSED FORM OF PROXY IS EXECUTED AND RETURNED IT MAY, NEVERTHELESS, BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY THE SHAREHOLDER PERSONALLY ATTENDING AND VOTING HIS OR HER SHARES AT THE MEETING.


                              VOTING OF SHARES

     The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.

     Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and signing it. Directors shall be elected by a plurality of the votes cast by the shareholders at a meeting in which a quorum was present. Therefore, shares not voted and broker non-votes will have no affect on the election of directors. Abstention or broker non-votes will have the same affect as a vote against the approval of the 1996 Incentive Stock Option Plan (Proposal No. 2) and the approval of the 1996 Non-Qualified Stock Option Plan (Proposal No. 3), as these proposals require an affirmative vote of a majority of the votes cast. New York law and the Company's By-Laws require the presence of a quorum at Annual Meetings. Votes withheld from director nominees and abstentions are counted as present for purposes of determining a quorum. Broker non-votes which occur when brokers do not receive voting instructions from their customers on non-routine items, and consequently have no direction to vote on such items, are not counted for purposes of determining a quorum.

               INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

     The following table sets forth information, as of August 5, 1996, with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company's common stock and the Company's directors and officers as a group.

Name and Address of More           Amount and Nature   Percent of
than 5% Owners                     Beneficially Owned  Class
- ------------------------           ------------------  ----------

FMR Corp. (a)                      9,020,211              13.45%
82 Devonshire Street
Boston, MA  02109

Wachovia Corporation (b)           5,699,189               8.60%
P.O. Box 3099  MC 32121
Winston-Salem, NC  27150

Invesco, PLC (c)                   3,361,725               5.17%
11 Devonshire Square
London EC2M4YR England

All Directors and Executive        4,710,232               7.11%
Officers and Nominees for Directors,
as a group on August 5, 1996 (d)
- -----------------------------------

(a)  As indicated in its Schedule 13G, dated January 16, 1996, by
FMR Corp, a holding company and its subsidiaries, held sole power to dispose or to direct the disposition of 9,020,211 shares and sole voting power with respect to 362,628 shares.

(b) As indicated in its Schedule 13G, dated February 29, 1996, Wachovia Corporation and its wholly-owned subsidiaries
Wachovia Bank of North Carolina, N.A., Wachovia Bank of
Georgia, N.A., and Wachovia Bank of South Carolina, N.A., as Trustees, may be deemed to beneficially own 5,699,189 shares by virtue of having sole voting power over 1,064,870 shares, shared voting power over 1,210,382 shares, sole dispositive power over 5,685,169 shares, and shared dispositive power over 9,180 shares.

(c)  As indicated in its Schedule 13G, dated April 8, 1996,
Invesco, PLC, the parent holding company with its subsidiaries, held shared voting and shared dispositive power over 3,361,725 shares.

(d) This amount includes the 1,733,078 shares of the outstanding common stock of the Company which could be acquired through the exercise of stock options within sixty (60) days after August 5, 1996. Additional information regarding stock options is provided on pages 7 - 9.

     Cede & Co., as of August 5, 1996, the nominee of the Depository Trust Company, New York, New York, which provides custodial service for various institutions such as banks and brokerage firms, was the record holder of 51,083,063 shares of the Company's common stock representing 79.21% of the outstanding shares of said stock. The Company does not believe that any of these shares were owned beneficially by Cede & Co.

     The definition of "beneficial ownership" referred to herein is that the owner listed has either the voting or investment power, or both, alone or shared with others over the number of shares shown, and options beneficially owned under Rule 13d-3.

                               ELECTION OF DIRECTORS

General Information -

     The Board of Directors presently consists of nine (9) members, divided into three classes, Class 1 with three (3) members, Class 2 with three (3) members, and Class 3 with three
(3) members, with the term of each class staggered so that the term of one class expires at each Annual Meeting of the Shareholders. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and qualified, subject to his prior death, resignation, retirement or removal from office.

     William J. Armfield, IV, a Class 3 Director, resigned on December 31, 1995, and Timotheus R. Pohl, a Class 1 Director, resigned as of January 15, 1996. The Board of Directors amended the By-Laws to reduce the number of directors from eleven (11) to nine (9), with each class of directors consisting of three (3) persons. George R. Perkins, a Class 3 Director, resigned on July 1, 1996, and the Board of Directors elected J. B. Davis as a director of the Company to serve as a Class 3 Director until the 1996 Annual Meeting of the Shareholders.

     The Board of Directors has nominated the following persons to the respective classes designated: CLASS 2 DIRECTORS - Charles
R. Carter, Jerry W. Eller, and Kenneth G. Langone; and CLASS 3 DIRECTOR - J. B. Davis. The Class 2 Directors will serve until the Annual Meeting in 1999 and the Class 3 Director will serve until the Annual Meeting in 1997, or until their respective successors are elected and qualified.

     All the nominees for election are incumbents and have consented to be named in this proxy statement and to serve, if elected. If for any reason any of the nominees should not be a candidate for election at the meeting, the proxy will be voted for substitute nominees designated by the Board of Directors. The Board does not anticipate that any of the nominees will be unavailable. The nominees and directors continuing in office will normally hold office until the Annual Meeting of the shareholders in the year indicated on this and the following pages.

     Biographical information concerning each nominee and director, his age; the year each director and nominee was first elected to the Board of Directors; his current principal occupation (which has continued for the last five (5) years unless otherwise indicated); the name and principal business of the corporation in which he is employed and all positions and offices which he presently holds with said corporation or the principal business of the corporation in which his occupation is carried on; and his directorship in publicly-held companies, other than Unifi, Inc., are set forth below. The sole (unless otherwise indicated) and beneficial ownership of the common stock of the Company, as defined in Rule 13d-3 promulgated under the Exchange Act, as of August 5, 1996 for each director and nominee are set forth in the table beginning on page 4.

                         NOMINEES FOR ELECTION AS DIRECTORS

CLASS 2 NOMINEES TO TERMS EXPIRING 1999:

     CHARLES R. CARTER, (63), Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he has held since 1967. He has been a Director of the Company since 1982, and is a member of the Audit Committee, Compensation Committee and Incentive Stock Option Committee.

     JERRY W. ELLER, (55), Executive Vice President of Unifi, Inc., Yadkinville, North Carolina. He has been an Executive Officer of the Company since 1981, a Director of the Company since 1985, and is a member of the Executive Committee.

     KENNETH G. LANGONE, (60), an Investment Banker and Managing Director of Invemed Associates, Inc., an investment banking firm, New York, New York, since 1974. He is a Director of AutoFinance Group, Inc., The Home Depot, Inc., Patlex Corp., GMIS Inc., Baby Superstore, Inc., and St. Jude Medical. He has been a Director of the Company since 1969, and is a member of the Audit Committee, Compensation Committee (Chair) and of the Incentive Stock Option Committee (Chair) through fiscal year ended 1996.

CLASS 3 NOMINEE TO TERM EXPIRING 1997:

     J. B. DAVIS, (52), is President and Chief Executive Officer of Klaussner Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He was elected by the Board of Directors of this Company as a director on July 18, 1996, and is a member of the Incentive Stock Option Committee.

CLASS 3 DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING:

     WILLIAM T. KRETZER, (50), President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1971, served in various offices until 1985 when he was elected President and Chief Executive Officer, as well as a Director of the Company. He is a member of the Executive Committee (Chair).

     G. ALLEN MEBANE, (67), is Chairman of the Board of Directors of Unifi, Inc., Greensboro, North Carolina. He was co-founder of the Company in 1971, has been a member of the Board of Directors since said date and became Chairman of the Board in 1977. He served as President and Chief Executive Officer of the Company from 1971 until 1985. He is a member of the Executive Committee and an ex-officio member of the Compensation
Committee.

CLASS 1 DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING:

     DONALD F. ORR, (53), is Chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He has been a Director of the Company since 1988, and is a member of the Company's Audit Committee (Chair), Compensation Committee, and of the Incentive Stock Option Committee.

     ROBERT A. WARD, (56), Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He has been an Executive Officer and a Director of the Company since 1971, and is an ex-officio member of the Audit Committee and a member of the Executive Committee.

     G. ALFRED WEBSTER, (48), Executive Vice President of Unifi,
Inc., Greensboro, North Carolina.  He has been an Executive
Officer of the Company since 1985, a Director since 1986, and is a member of the Executive Committee.

                         SECURITY HOLDING OF DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS

Directors                  Amount and Nature of    Percentage of
                           Beneficial Ownership(1)   Ownership
- -----------------------------------------------------------------


G. Allen Mebane(3)            2,096,658                     3.17
William T. Kretzer(4)           849,077                     1.28
Robert A. Ward(5)               545,887                     (2)
Jerry W. Eller(6)               316,106                     (2)
G. Alfred Webster(7)            398,699                     (2)
Charles R. Carter(8)             41,167                     (2)
Kenneth G. Langone(9)           165,000                     (2)
Donald F. Orr(9)                149,486                     (2)
Raymond Maynard(10)             144,252                     (2)
J. B. Davis                       3,900                     (2)
All Directors and             4,710,232                     7.11
Executive Officers and Nominees for
Directors [10 persons](11)
- ------------------------------

(1) All shares are owned directly and with sole voting and dispositive power, except as otherwise noted. Ownership is as of August 5, 1996.

(2) Represents less than one percent (1%) of the Company's common stock.

(3) Includes 508,190 shares that he has a right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him; and 76,125 shares owned by his wife over which he has voting rights but disclaims any other beneficial ownership.

(4) Includes 444,668 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 25,500 shares owned by members of his immediate family, which shares may be determined to be beneficially owned by him.

(5) Includes 167,446 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(6) Includes 244,063 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(7) Includes 214,682 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 39,357 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

(8) Includes 19,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(9) Includes 15,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(10) Includes 104,363 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(11) Includes 1,733,078 shares that they have the right to purchase within sixty (60) days after August 5, 1996, under presently exercisable stock options granted to them by the Company, which shares may be determined to be beneficially owned by them.

                          DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company was paid, for serving on the Board during fiscal year ended June 30, 1996, a retainer at the rate of $14,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending said meetings. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

                   COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has four (4) standing committees: the Executive Committee, the Compensation Committee, the Audit Committee, and the Incentive Stock Option Committee. The Executive Committee (composed of Messrs. Mebane, Kretzer, Eller, Ward, Webster and Perkins) met regularly during the year. The Compensation Committee (composed of Messrs. Mebane, Carter, Langone, and Orr) met twice during the year. The Audit Committee (composed of Messrs. Carter, Orr, Langone and Ward, as an ex-officio member) met twice during the year. The Incentive Stock Option Committee (composed of Messrs. Langone, Carter and
Orr) met three times during the year.

  The Board of Directors has no Nominating Committee however, in relation to nominations, the Executive Committee recommends to the Board nominees for election as directors. The Executive Committee will consider those recommendations by shareholders which are submitted with biographical and business experience information to the Committee Chairman, in compliance with the Shareholder Proposals provision, hereinafter set forth.

  The Executive Committee has, except to the extent prohibited by the Business Corporation Law of the State of New York, all the powers of the Board in the management of the Company. All important actions taken by the Executive Committee are required to be reported to the Board at the meeting next succeeding such action. The Executive Committee, as noted in the preceding paragraph, makes recommendations of nominees for directors to the Board.

  The Compensation Committee's duties include, among other things, the review of performance and approval of salaries and other types of compensation for senior management of the Company, advising senior management with respect to the range of compensation to be paid other officers of the Company, making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees and grants of stock options under the Company's 1987 Non-Qualified Stock Option Plan.

  The Audit Committee's function is to be aware of the financial reporting procedures of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the objective of this committee is to act as liaison with the Board in a recommendation capacity.

  The Incentive Stock Option Committee administers the 1992 Incentive Stock Option Plan and will administer the 1996 Incentive Stock Option Plan if Proposal No. 2 is approved by the shareholders. It has exclusive authority to select the persons to whom options shall be granted, determine the number of shares subject to each option, the time or times an option shall be granted, the exercise price of the shares subject to option, which shall not be less than the price per share of the Company's common stock at the close of business on the New York Stock Exchange on the date the option is granted, determine when options may be exercised, and establish such other provisions in the Option Agreement, as the committee may deem necessary or desirable, consistent with the terms of the plan.

  The Board of Directors met four (4) times during fiscal year
1996. All directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees of the Board during the period in which they served as a director or a committee member.

             COMPENSATION AND OPTION COMMITTEES INTERLOCKS AND
             INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Langone is a director, controlling stockholder, and Chairman of the Executive Committee of Salem National Corporation. In fiscal year 1996, the Company paid Salem Leasing Corporation, a wholly-owned subsidiary of Salem National Corporation, $3,177,535 on leases of tractors and trailers, and for services thereto. The terms of the Company's lease with Salem Leasing Corporation are, in Management's opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

     Mr. Langone is Chairman of the Board of Directors and principal shareholder of Invemed Associates, Inc., an investment firm. During fiscal year 1996, such firm performed certain advisory services for the Company. Mr. Mebane owns in excess of ten percent (10%) of said firm's equity securities. The amount paid Invemed Associates, Inc. for services rendered during the fiscal year ended in 1996 was $60,000. In the opinion of Management the fees that are paid to Invemed are as fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties.

                EXECUTIVE OFFICERS AND THEIR COMPENSATION

  The following table sets forth information for fiscal years ended June 1996, 1995 and 1994, as to compensation paid by the Company and its subsidiaries (for the purpose of this section, collectively referred to as "Company") to the Chief Executive Officer ("CEO"), and the four most highly compensated executive officers for services rendered in all capacities during the last three (3) fiscal years.

                     UNIFI, INC. SUMMARY COMPENSATION TABLE

                       Annual Compensation
                       -------------------
                                           Other Annual               All Other
Name and Principal  Year  Salary    Bonus  Compensation(1)   Options  Comp. (2)
    Position
- -------------------------------------------------------------------------------
William T. Kretzer  1996 $750,000  $250,000  $ 53,577       20,000(3)   $27,884
President/CEO       1995 $750,000  $250,000  $ 52,070      231,000      $26,650
and Director        1994 $750,000  $200,000    -            20,000      $22,377

G. Allen Mebane, IV 1996 $800,000  $250,000  $ 67,823       20,000(3)   $42,157
Chairman of the     1995 $800,000  $250,000  $ 88,850      283,190      $39,040
Board & Director    1994 $800,000  $200,000  $ 84,353            0      $23,163

Jerry W. Eller      1996 $400,000  $110,000    -            15,000(3)   $28,890
Ex Vice President   1995 $400,000  $100,000    -            71,145      $26,642
and Director        1994 $400,000  $ 70,000    -            10,000      $22,986

Robert A. Ward      1996 $300,000  $ 75,000    -            10,000(3)   $28,059
Ex Vice President   1995 $300,000  $100,000    -            80,906      $26,296
and Director        1994 $300,000  $ 85,000    -            10,000      $23,119

Raymond W. Maynard  1996 $250,000  $125,000    -            15,000(3)   $22,198
Senior Vice         1995 $250,000  $100,000    -            50,000      $21,169
President           1994 $200,000  $ 75,000    -            29,363      $18,303

- ------------------------------

Footnotes:

(1) As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost is less than $50,000. The amounts reported under "Other Annual Compensation" are the approximate incremental cost to the Company of their respective personal travel expense, where applicable.

(2) The components of the amounts shown in this column consist of the following: (i) a director's fee of $4,000 each paid to the CEO and three need directors; (ii) payments of the Company's portion of the premiums on the split-dollar life insurance in 1996, 1995 and 1994, respectively, amounted to:
Mr. Kretzer - $3,367, $2,940 and $1,320; Mr. Mebane - $17,640, $15,330 and
$2,106; Mr. Eller - $4,373, $2,932 and $1,929; Mr. Ward - $3,542, $2,586 and
$2,062; and Mr. Maynard - $1,681, $1,459 and $1,246 and (iii) allocation of the Company's contribution to the Profit Sharing Plan for the CEO and other named executive officers, in the amounts of $20,517, $19,710 and $17,057 in 1996, 1995 and 1994, respectively. No distributions were made under the Profit Sharing Plan to any of the executive officers.

(3) Non-Qualified Stock Options - granted under the 1996 Plan which is subject to being approved by the shareholders of the Company at the Annual Meeting on October 24, 1996.

                                   6

                  EMPLOYMENT AND TERMINATION AGREEMENTS

     The Company has an Employment Agreement with Mr. Mebane which provides that from July 1, 1990, through June 30, 2000, (the "executive period") Mr. Mebane would receive a salary of $800,000 per annum, plus such additional compensation and bonuses as may be awarded, from time to time, by the Board of Directors of the Company and is entitled to receive Directors' Fees; and from July 1, 2000, until June 30, 2005, (the "consultant period"), Mr. Mebane would receive annual compensation equal to one-fourth (1/4) of the base compensation being paid to him during the last year of his executive employment.

     The Company has an Employment Agreement with Mr. Kretzer, effective July 1, 1990, and ending June 30, 2000. The agreement was amended in 1992 to increase Mr. Kretzer's salary from $550,000 to $750,000 per annum, plus such additional compensation and bonuses as may be awarded, from time to time, by the Board of Directors of the Company and is entitled to receive Directors' Fees. The other terms of the agreement were not amended.

  The Company has Severance Employment Agreements with Messrs. Mebane, Kretzer, Eller, Webster and Ward. The agreements provide that if said executive officers' employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, such executive officer may receive certain benefits. The present value of the benefits will be 2.99 times such executive officers' average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company limited to the amount deductible by Unifi, Inc. and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company's Independent Certified Public Accountants, whose decision shall be binding upon the Company and the executive officers. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of directors under specified conditions within a two (2) year period. The benefits under these contingent employment agreements are, as noted, contingent and therefore not reported under the Summary Compensation Table.

                                   OPTIONS GRANTED


     Information concerning grants of options in 1996 is presented in the following table. The options were granted under the 1996 Non-Qualified Stock Option Plan, subject to the approval of the shareholders of the Company at their 1996 Annual Meeting, at an exercise price equal to the closing price per share of the Company's common stock on the New York Stock Exchange as of the date of grant and can not be exercised for a period of six months from the date of grant.


                       OPTION GRANTS IN FISCAL YEAR 1996

                                                   Potential Realized Value at
                                                  Assumed Annual Rates of Stock
               Individual Grants                          Price Appreciation
        -------------------------------------     -----------------------------
                 % of Total        Exercise
        Options  Options Granted   or                                 Present
        Granted  to Employees      Base Price Expiration  5%     10%   Value
Name       (#)   in Fiscal Year(1) ($/Share)    Date      ($)    ($)   ($)(2)
- ----    -------  ----------------- ---------- ----------  ---    ---  --------
Kretzer(3)20,000    5.5%          $25.375   04/18/06 $319,200 $808,800 $222,400
Mebane(3) 20,000    5.5%          $25.375   04/18/06 $319,200 $808,800 $222,400
Eller(3)  15,000    4.2%          $25.375   04/18/06 $239,400 $606,600 $166,800
Ward(3)   10,000    2.8%          $25.375   04/18/06 $159,600 $404,400 $111,200
Maynard(3)15,000    4.2%          $25.375   04/18/06 $239,400 $606,600 $166,800
- --------------------

Footnotes:

1)   Total amount granted in FY 1996 equals 360,500 (NQSO-195,000 &
ISO-165,500).

2) The Grant Date Present Value was calculated using the Black-Scholes option valuation model. Assumptions used in the calculation of the Black-Scholes values are as follows: Stock price on date of grant and exercise price:
04/18/96 $25.375--- Expected Dividend Yield: 1.93% --- Risk-Free Rate:  6.87%
- --- Term: 10 Years --- Volatility: .32.

3) Non-Qualified Stock Options - granted under the 1996 Plan which is subject to being approved by the shareholders of the Company at the Annual Meeting on October 24, 1996.

                                    7

                     OPTION EXERCISES AND OPTION/SAR VALUES

  The net value realized upon the exercise in fiscal year 1996 of previously granted options and the number and value of unexercised options are shown in the following table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
  YEAR-END OPTION/SAR VALUES


       Shares               Number of Unexercised       Value of Unexercised
       Acquired     Value        Options/SARS        In-the-Money Options/SARS
       on Exercise  Realized      at Year End            at Year End (1)
                              ----------------       --------------------------
Name    (#)           ($)   Exercisable Unexercisable Exercisable Unexercisable
                                            (2)                       (2)
- ---- -------------  ------- ----------- ------------- ----------- -------------
Kretzer   0            $0   444,668       20,000      $4,771,796     $55,000
Mebane    0            $0   508,190       20,000      $1,375,508     $55,000
Eller     0            $0   244,063       15,000      $3,829,423     $41,250
Ward      0            $0   167,446       10,000      $1,799,892     $27,500
Maynard   0            $0   104,363       15,000      $  357,913     $41,250
- -----------------

Footnotes:

1) The fair market value of the Company's common stock at its fiscal year end, June 30, 1996 was $28.125.

2) Non-Qualified Stock Options - granted under the 1996 Plan which is subject to being approved by the shareholders of the Company at the Annual Meeting on October 24, 1996. If the 1996 Plan is not approved by the shareholders, the options for the unexercised shares will be void and unenforceable.

   REPORT OF THE COMPENSATION AND INCENTIVE STOCK OPTION
          COMMITTEES ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee and the Incentive Stock Option Committee ("Committees") of the Board of Directors sets forth the Company's compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

  The Compensation Committee during fiscal year 1996 was composed of three non-employee directors and one employee director of the Company. The non-employee directors determine the compensation of the employee directors and the full Compensation Committee determines the compensation of other officers. The Committee's duties include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other officers of the Company; and making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees and the granting of stock options under the Company's 1987 Non-Qualified Stock Option Plan.

     The Incentive Stock Option Committee is composed of three non-employee directors who determine the executives and other personnel who will receive options, the number of shares subject to the option, the price and other terms and conditions of the options granted under the Company's 1992 Incentive Stock Option Plan and the 1996 Incentive Stock Option Plan, if approved by the shareholders at their 1996 Annual Meeting. The members of the Incentive Stock Option Committee can not be granted options under the Incentive Stock Option Plans.

                         COMPENSATION PHILOSOPHY

     One of the Company's primary business objectives is to maximize long-term shareholder returns. To achieve this objective it is necessary to attract, retain and motivate the highest quality management team possible that can conceptualize, strategize and technically implement business development, product development, manufacturing technology, and service programs to generate long-term growth.

     Establishing compensation programs generally and determining the compensation of individual executive officers can be complex matters involving numerous issues and a variety of data. The Company's Committees and its Board believe that the compensation programs should be flexible to allow judgment and discretion on the part of the Committees rather than utilizing a formula approach. The compensation of the executive officers, including the

CEO, is determined on a subjective evaluation, including said officer's past, present and future value to the Company, the performance of the Company contrasted with the economic conditions of the textile market in particular, and the economy in general. The Committees view the compensation in three component parts; base salary, annual cash incentive compensation (collectively, "cash compensation") and stock option grants.

                              BASE SALARIES

     The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and necessary to keep him or her from resigning and going to work for some other corporation. Adjustments to base salaries for executives are recommended annually by the Committee, based on individual performances and contributions to the Company's success. All base salary adjustments are approved by the full Board. Base salaries for the named executives, including the CEO, did not increase in fiscal year 1996. Mr. Mebane's and Mr. Kretzer's base salaries are covered by Employment Agreements.

                    ANNUAL CASH INCENTIVE COMPENSATION

     The Company rewards executives based on each fiscal year's results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual's control. The annual cash incentive compensation, in the form of bonuses, are, as previously noted, based on subjective evaluation of the respective executive. Bonuses, if any, recommended by the Committees are subject to the approval of the full Board.

     The annual incentive compensation awarded to the named executives in the Summary Compensation Table other than the Chief Executive Officer averaged 32.00% of base salary compared to 31.43% of base salary in fiscal 1995. The Committees recommended approval of the bonuses to the full Board, noting exceptional performance by Management for the year.

                              STOCK OPTIONS

     The Company has six stock option plans. The 1996 Incentive Stock Option Plan, the 1996 Non-Qualified Stock Option Plan (both of which, and any options granted thereunder, unless approved by the shareholders of the Company at their 1996 Annual Meeting shall be void and unenforceable), the 1992 Incentive Stock Option Plan, the 1987 Non-Qualified Stock Option Plan under which options can not be granted after October 21, 1997, the 1982 Incentive Stock Option Plan ("1982 Plan") and the Unifi Employee Stock Option Plan (this Plan was acquired in the Vintage Yarns, Inc. merger) ("USY Plan"). Options can no longer be granted under the 1982 Plan or the USY Plan.

     Incentive stock options are granted from time to time to key management employees, as approved by the Incentive Stock Option Committee. Options are granted with an exercise price equal to the fair market value of the shares of the Company's common stock on the date of grant. Non-Qualified Stock Options are granted from time to time to directors who are not employees of the Company (outside directors), officers and other key employees by the Board of Directors on the recommendation of the Compensation Committee or other committees as the Board of Directors may designate. Non-Qualified Stock Options may be granted at such exercise price as the Board of Directors deems appropriate however, to date all options have been granted with an exercise price equal to the fair market value of the shares of the Company's common stock on the date of grant.

     The optionee will receive value from the grants only if the market value of such shares increase. Because the compensation element of options is dependent upon increase over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance for periods of up to ten (10) years (the period during which such option may be exercised). Compensation in the form of stock options serves to align the interest of the optionee directly with the interest of the Company's shareholders.

     In 1996, the stock options granted to the executive officers as a group constituted approximately 19.90% of their total 1996 compensation package, utilizing (for illustration purposes only) the valuation method used in the Table of Option Grants in Fiscal Year 1996, as provided on page 7. Executive officers will realize no value from their stock option grant unless the market price of the shares of the Company stock rises above such price on the date of the grant.

               1996 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     Compensation paid to the Chief Executive Officer, Mr. Kretzer, during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Kretzer's base salary was $750,000 (as provided in his Employment Agreement) and his annual cash incentive compensation (bonus) represented 33.33% of his base salary, which was the same as fiscal 1995. The Board of Directors granted Mr. Kretzer options for 20,000 shares at a per share exercise price of $25.375, the closing price per share on the New York Stock Exchange as of the date of grant, under the 1996 Non-Qualified Stock Option Plan, contingent upon said plan being approved by the shareholders at their 1996 Annual Meeting.

                              COMMITTEES' JUDGMENT

     It is the judgment of the Committees that in 1996, and for the three periods ending June 30, 1996, the Company had excellent results and total compensation to the executives was appropriate for such performance and to retain and motivate such executives in the future. The foregoing report has been furnished by the members of the following Committees:

Compensation Committee:       Incentive Stock Option
                              Committee:

Kenneth G. Langone            Kenneth G. Langone
Charles R. Carter             Charles R. Carter
G. Allen Mebane               Donald F. Orr
Donald F. Orr


         PERFORMANCE GRAPH - SHAREHOLDER RETURN ON COMMON STOCK

              Comparison of Five Year Cumulative Total Return*


NOTE:     Pursuant to Reg. Section 232.304 (d) the Performance
Graph is omitted herein and represented by the following table:



     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG UNIFI,INC., MEDIA
          GENERAL TEXTILE AND THE NEW YORK STOCK EXCHANGE MARKET VALUE INDICES



Company             1991       1992      1993     1994     1995      1996
- -----------------------------------------------------------------------------

Unifi, Inc.         $100.00  $133.01   $197.31   $138.73   $144.63   $173.17

Media General
Textile Group       $100.00  $146.18   $155.65   $141.75   $140.59   $154.05

New York Stock
Exchange Market
Value               $100.00  $113.82   $129.08   $133.58   $159.45   $199.49

_______________________________

* Assumes $100 invested in the common stock of Unifi, Inc. and comparison groups on June 30, 1991. Assumes reinvestment of dividends.

PROPOSAL NO. 2-APPROVAL OF THE 1996 INCENTIVE STOCK OPTION PLAN

IN GENERAL

   The Board of Directors adopted the 1996 Incentive Stock Option Plan ("1996 Plan") in April 1996, subject to shareholder approval at the 1996 Annual Meeting. The 1996 Plan is similar to the 1992 Incentive Stock Option Plan ("1992 Plan") which was approved by the shareholders of the Company in 1992. As of June 30, 1996, there were 122,183 shares of common stock available for the granting of additional options under the 1992 Plan. The complete text of the 1996 Plan appears as Exhibit "A" to this Proxy Statement and the following is qualified in its entirety by reference to such text.

   The proposed 1996 Plan provides for the issue of up to 1,000,000 shares of the Company's authorized but unissued common stock. In the event of a stock dividend, stock split, reorganization, merger, consolidation, or other combination or exchange of shares, the number of shares of stock available under the 1996 Plan, in the aggregate, shall be correspondently adjusted by the Board or its committee.

   The Board of Directors desires to establish the 1996 Plan to provide the Company and its subsidiaries with an effective means of attracting, securing, motivating, and retaining officers and other key personnel of the Company.

   The 1996 Plan, if approved by the shareholders at their 1996
Annual Meeting, will have an effective date of April 18, 1996, and is intended to be exempt under the provisions of Section
16b-3 of the Exchange Act.

ADMINISTRATION

   The 1996 Plan shall be administered by an Incentive Stock Option Committee ("Committee"). The Committee shall be appointed by the Board of Directors, shall consist of not less than three or more than five non-employee (outside) directors, none of whom shall be eligible to receive options under the 1996 Plan and all members of the Committee shall serve at the pleasure of the Board of Directors.

ELIGIBILITY AND PARTICIPATION

   Participants in the 1996 Plan will be selected by the Committee from among those officers and other key employees of the Company or its subsidiaries who are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. It is anticipated that the current executive officers and other key employees of the Company will receive options under the 1996 Plan in such amounts and at such time as the Committee may determine.

OPTIONS

   The Committee is authorized to grant incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Subject to the terms, provisions and conditions of the 1996 Plan, the Committee shall determine the number of shares subject to each option, the fair market value of the shares subject to each option as of the date of grant, the time when each option may be exercised, provided however, that no option can be exercised after 10 years from the date of grant, and such other provisions of the option agreement, as the Committee may deem necessary or desirable, consistent with the terms of the 1996 Plan.

   The option price for options granted under the 1996 Plan shall not be less than 100% of the fair market value of the Company's common stock or 110% of the fair market value in the event incentive stock options are granted to an optionee who owns more than 10% of the total combined voting power of all Classes of shares of the Company's stock on the date the option is granted. The fair market value shall be the closing price of the Company's common stock on the New York Stock Exchange on the date on which the option is granted. No option shall be exercisable prior to the expiration of six (6) months following the date on which the option was granted.

EXPIRATION AND TERMINATION OF OPTIONS

   Each option will expire on a date determined at the time of grant, but no later than ten (10) years from the date of grant (incentive stock options granted to persons holding more than 10% of the Company's common stock must be exercised no later than five (5) years from the date of grant), will be nontransferable by the optionee, except upon death, and exercised during the optionee's lifetime only by the optionee.

   In the event of the optionee's death, his personal representative or the person or persons to whom such options may have passed under the Last Will and Testament of the optionee or the Intestate Succession Laws, may exercise said option within three (3) months after the death of the optionee.

   In the event of optionee's disability or early retirement with the consent of the Board of Directors, the optionee shall have the right, within twelve (12) months from his or her severance date, but not beyond the expiration date of such option, to exercise such option to the extent exercisable on the severance date. If optionee's employment is terminated for any reason other than death, disability or early retirement with the consent of the Board of Directors, optionee shall have no rights to exercise any options granted to the optionee under this 1996 Plan.

INTERPRETATION OF 1996 PLAN

   The Board of Directors shall interpret the 1996 Plan, make such rules and regulations and establish such procedures for the administration of the 1996 Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of the 1996 Plan or any rule, regulation or procedure, the decision of the Board of Directors shall be final.

TERMINATION AND AMENDMENT

   The Board of Directors or the Committee may terminate or amend the 1996 Plan in its discretion provided that no amendment which requires shareholder approval under the applicable New York law, or which would cause the 1996 Plan not to continue to comply with Rule 16b-3 of the Exchange Act, increases the aggregate number of shares of common stock reserved for issue under the 1996 Plan except as provided in the 1996 Plan, materially modifies the requirements as to eligibility for participation, shall be effective unless it is approved by the requisite vote of the shareholders. No amendment or termination of the 1996 Plan may adversely affect any optionee's right with respect to previously granted options without the consent of such optionee.

PERSONS RECEIVING OPTIONS

   No determination has been made as to the employees who will be granted options or the number of shares that may be granted to any employee if the 1996 Plan is approved by the shareholders.
It is presently contemplated however, that options will be granted to the named executives and other key employees. The total number of employees eligible to receive options under the 1996 Plan is estimated to be approximately seventy-five (75).

FEDERAL INCOME TAX CONSEQUENCES

   The Company is informed that under present law the following is a summary of the principal United States Federal Income Tax consequences (federal taxes) of the issue and exercise of stock options granted under the 1996 Plan. The summary is not intended to be all encompassing and doesn't describe state or local tax consequences.

   An optionee will not be deemed to have received any income subject to tax at the time an incentive stock option (within the meaning of Section 422 of the Code) is granted, nor will the Company be entitled to a tax deduction at that time.

   If an incentive stock option is exercised by an optionee who satisfies certain employment requirements at the time of exercise, the optionee will not be deemed to have received any income subject to tax at the time, although the excess of the fair market value of the common stock so acquired on the date of exercise over the exercise price may be an item of tax preferences for purposes of the alternative minimum tax. Section 422 of the Code provides that if the common stock is held at least one year after the exercise date, and two years after the grant, the optionee will realize a long-term capital gain or loss upon the subsequent sale, measured as a difference between the exercise price and the sales price.

   If common stock acquired upon the exercise of an incentive stock option is sold within two years of the date of grant and one year after exercise, a disqualifying disposition results, at which time the optionee is deemed to have received an amount of ordinary income equal to the lesser of: (a) the excess of the fair market value of the stock on the date of exercise over the exercise price; or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount received on the disqualifying disposition exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as a capital gain. Any loss on the disposition of stock acquired through the exercise of incentive stock options is a capital loss.

   No income tax deduction will be allowed the Company with respect to shares of stock purchased by an optionee through the exercise of an incentive stock option provided there is no disqualifying disposition, as described above. In the event of a disqualifying disposition, the Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

   When a non-qualified stock option is exercised, the optionee will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of stock purchased over the exercise price. The Company will be allowed a tax deduction in the year the shares are exercised in an amount equal to the ordinary income which the optionee is deemed to have received.

   THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT A
MEETING OF THE SHAREHOLDERS BY HOLDERS OF SHARES ENTITLED TO VOTE
IS REQUIRED FOR APPROVAL OF THE 1996 PLAN.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
1996 INCENTIVE STOCK OPTION PLAN.  PROXIES, UNLESS INDICATED TO
THE CONTRARY, WILL BE VOTED FOR APPROVAL OF THE 1996 PLAN.

     PROPOSAL NO. 3-APPROVAL OF THE 1996 NON-QUALIFIED STOCK
OPTION PLAN

IN GENERAL

   The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan ("Plan"), subject to approval by the Company's shareholders at their 1996 Annual Meeting. The Plan is similar to the 1987 Non-Qualified Stock Option Plan expiring on October 21, 1997, in which 9,416 shares remain for option grants.

   The Board of Directors believes that the Plan will benefit the shareholders by allowing the Company to attract and retain well qualified individuals, who are not full-time employees of the Company or its subsidiaries, to serve as non-employee (outside) directors of the Company or its subsidiaries and to increase the Company's ability to secure and retain officers and other key employees who have the ability to enhance the value of the Company, by offering such individuals an opportunity to acquire or increase his or her stock interest in the Company.

   The 1996 Non-Qualified Stock Option Plan, if approved by the shareholders at their 1996 Annual Meeting, will have an effective date of April 18, 1996, and is intended to be exempt under the provisions of Section 16b-3 of the Exchange Act.

   The following Plan Summary is not intended to be complete and is qualified in its entirety by the complete text of the 1996
Non-Qualified Stock Option Plan that is set forth in Exhibit "B" to this proxy statement.

         SUMMARY OF 1996 NON-QUALIFIED STOCK OPTION PLAN

AVAILABLE SHARES

   The aggregate number of shares of the Company's common stock to be reserved, which may be issued upon exercise of options granted under Plan, shall be one million (1,000,000) shares.

   The aggregate number of shares is subject to capital adjustment resulting from stock dividends, stock splits, reorganization, merger, consolidation, or a combination of exchange of shares. In the event any options shall, for any reason, terminate, expire, or be surrendered without having been exercised in full, the shares subject to said options but not purchased thereunder shall again be available for options to be granted under the Plan.

ADMINISTRATION

   The Plan, subject to the specific provisions thereof, shall be administered by the Board of Directors or a committee of the Board of Directors ("Committee"), which shall consist of not less than three nor more than five non-employee directors, each of whom is a disinterested person as defined by Section 16b of the Exchange Act. All members of the Committee shall serve at the pleasure of the Board of Directors.

ELIGIBILITY AND PARTICIPATION

   The Board of Directors or Committee of the Board, if one is appointed, may grant options to directors, both non-employee and employee directors, officers and other employees of the Company, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business.

STOCK OPTIONS

   Options granted under this Plan are non-qualified
(non-statutory) options and are not subject to the provisions of
Section 422 of the Code.

   The Board of Directors or Committee, if one is appointed, shall determine the individuals to whom options will be granted; the exercise price of the common stock covered by the option, which shall be determined at the time the option is granted, which may be less than the fair market value of the Company's common stock on the date of grant; the number of shares covered by each option; set the terms, conditions and provisions of the respective option agreements, which need not be identical, consistent with the terms of said Plan; and take such other actions as deemed necessary or advisable for the proper administration of the Plan and options granted thereunder.

   The Board of Directors may grant options under the Plan to members of the Board of Directors including members of the Committee, if one is appointed, upon approval of a majority of the members of the Board of Directors, excluding the board members involved.

   Other than the options granted under the Plan, as reported under 1996 Grants Under Plan on page 16 of this statement, no determination has been made as to directors, officers or other key employees of the Company who will be granted options under the Plan in the future. It is presently contemplated, however, that options will be granted from time to time. The total number of directors, officers and other key employees eligible to receive options under the Plan is estimated to be less than fifty
(50).

OPTION EXERCISE

   Each option prior to its expiration or termination may be exercised at any time, and from time to time, as to part or all the shares which shall be covered. However, no option shall be exercised prior to the expiration of six (6) months following the date on which the option was granted and no option can be exercised prior to shareholder approval of this Plan.

   The payment of the exercise price of any option may be made:
(a) in cash; or (b) by delivering shares of common stock having a fair market value equal to the option price or in a combination of cash and common stock.

TRANSFERABILITY

   Each option shall not be transferrable, without the consent of the Board of Directors (including pledges or hypothecation), by any optionee other than by Will or, if said optionee dies intestate, under the laws of descent and distribution of the state of the optionee's domicile at the time of death.

EXPIRATION AND TERMINATION OF OPTIONS

   Each option will expire on the date determined at the time of the grant but no later than ten (10) years from the date of grant.

   In the event an officer's or key employee's employment with the Company is terminated for any reason other than death without the consent of the Board, all rights of the optionee to purchase shares pursuant to his or her option shall expire three (3) months after the date on which the optionee's employment with the Company is terminated. In the event of death of the optionee, who is an officer or key employee, the unexercised portion of his option shall be exercisable for a period of one (1) year from the date of death of said optionee only by his personal representative or the person or persons to whom such options may have passed under the Will of the optionee or the intestate succession laws of the state of the optionee's domicile at the time of death.

   Upon termination of an outside director optionees tenure in office other than for "cause", the unexercised portion of his or her option shall be exercisable within one (1) year after the date his tenure as director ends or such longer period as the Board may determine. Upon the death of an outside director optionee, his personal representative or the person or persons to whom such options shall have passed under the Will of the optionee or the intestate succession laws may exercise the unexercised portion of said option, for a period of one (1) year from the date of said outside director's death.

TERMINATION AND AMENDMENTS

   The Plan may be terminated or amended by the Board of Directors, without vote of the shareholders of the Company, provided that the Board may not, without authorization from the shareholders, change the number of shares reserved for options under the Plan, alter the persons eligible to participate in the Plan, and that no amendment which requires shareholder approval under the applicable New York laws shall be effective unless it is approved by the requisite vote of the shareholders. No amendment shall adversely affect any of the rights of any optionee of any option previously granted without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

   The Company is informed that under present law the following is a summary of the principal United States Federal Income Tax consequences (federal taxes) of the issue and exercise of stock options granted under the Plan. The summary is not intended to be all encompassing and, among other things, does not describe state or local tax consequences.

   When an optionee is granted an option with a per share exercise price less than the fair market value of the Company's common stock on the date of grant, the difference between the exercise price and the fair market value on the date of grant will be ordinary income to the optionee and generally will be allowed as a deduction for federal tax purposes to the corporation.

   When an optionee is granted an option with an exercise price being the fair market value on the date of grant, upon the exercise of such option the difference between the exercise price of the stock and the fair market value on the date of exercise will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the corporation.

   When an optionee disposes of his shares acquired upon the exercise of an option, the amount received in excess of the fair market value of the shares on the date of the exercise will be treated as a long or short term capital gain depending on the holding period of the shares.

   To the extent that an optionee pays all or part of the option price of a non-qualified stock option by tendering shares of the common stock of the Company owned by the optionee, the rules described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered as payment of the option price shall have the same tax basis and tax holding period as the shares surrendered.

   If the shares surrendered by the optionee in the exercise of a non-qualified stock option had previously been acquired by reason of the exercise of incentive stock options granted to the optionee, the surrender of such shares is not a disqualifying disposition of such shares, but the shares received upon exercise of the non-qualified stock option which are equal to the surrendered incentive stock option shares will still constitute incentive stock option shares. The additional shares received upon the exercise have a tax base equal to the sum of the amount of the ordinary income recognized and have a holding period which commences on the date of the exercise.

1996 GRANTS UNDER PLAN

   Subject to shareholder approval of the Plan, on April 18, 1996, the Board of Directors granted options under the Plan for 195,000 shares to outside directors, officers, and key employees of the Company, including all five of the named executive officers, as follows:

NAME AND POSITION                                 NO. SHARES
- -----------------                                 ----------

   Kretzer, William T.                            20,000
     Pres., CEO and Director
   Mebane, G. Allen                               20,000
     Chairman of the Board
   Eller, Jerry W. (1)                            15,000
     Executive Vice President and Director
   Ward, Robert A.                                10,000
     Executive Vice President and Director
   Maynard, Raymond W.                            15,000
     Senior Vice President
   All Current Executive Officers,
     as a group                                   80,000

   All Current Directors who are not
     Executive Officers,
     as a group (2)                               30,000

   Each Nominee for Election as
     Director:(1)(2)

        Eller, Jerry W.                           15,000
        Carter, Charles R.                        10,000
        Langone, Kenneth G.                       10,000

   All Employees, including all
     Officers who are not
     Executive Officers, as
     a group                                      85,000
______________________________
Footnotes:

(1)       A nominee for election as a director.
(2) This group includes Mr. Carter and Mr. Langone, both of whom are nominees for election of a director, but who are not executive officers or employees of the Company.

   In the event the Plan is not approved by the shareholders at their 1996 Annual Meeting, the Plan and all options granted thereunder shall be null, void, and unenforceable.

   The per share exercise price of the options granted on April 18, 1996, is $25.375, which was the closing price of the Company's common stock on the New York Stock Exchange on the date of grant. Any benefits to the optionees will be based upon the spread between the fair market value on the exercise date and $25.375. Since it is not possible to determine whether the shareholders of the Company will approve the Plan or when the options will be exercised by an optionee, benefits to ultimately be received, if any, under the 1996 Non-Qualified Stock Option Plan are not determinable.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT A
MEETING OF THE SHAREHOLDERS BY HOLDERS OF SHARES ENTITLED TO VOTE
IS REQUIRED FOR APPROVAL OF THE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
1996 NON-QUALIFIED STOCK OPTION PLAN.  PROXIES, UNLESS INDICATED
TO THE CONTRARY, WILL BE VOTED FOR APPROVAL OF THE PLAN.


                          NEW YORK STOCK EXCHANGE

     Unifi, Inc.'s Common Stock now trades on the New York Stock
Exchange (NYSE) under the symbol "UFI", with the closing price of said stock on September 10, 1996, being $27.75 per share.

                   INFORMATION RELATING TO THE COMPANY'S
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP, the Company's Independent Certified Public Accountants for fiscal year ended June 30, 1996, is expected to be present at the shareholders' meeting, at which time a representative will have an opportunity to make a statement if he/she so desires and to answer appropriate questions from shareholders.

                       COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and any person who owns more than ten percent of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they filed.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required during fiscal year ended June 30, 1996, all such Section 16(a) filing requirements were met.

                           SHAREHOLDER PROPOSALS

   Any shareholder satisfying the Securities and Exchange Commission's requirements and wishing to submit a proposal to be included in the 1997 proxy statement, should submit the proposal in writing to Secretary, Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Unifi, Inc. must receive the proposal by May 23, 1997, in order to consider it for inclusion in the 1997 Proxy Statement.

                              OTHER MATTERS

     The Management of the Company is not aware of any other matters which may be presented for action at the meeting other than those set forth herein. However, should any other matter requiring the vote of the shareholders arise, it is intended that shares repre-sented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             CLIFFORD FRAZIER, JR.
                             Secretary


Greensboro, North Carolina
September 23, 1996

EXHIBIT "A"
                                UNIFI, INC.

                     1996 INCENTIVE STOCK OPTION PLAN


                                 ARTICLE I

1.1 NAME & PURPOSE: The name of the Plan is the "Unifi, Inc. 1996 Incentive Stock Option Plan" (the "Plan"). The Plan is for the purposes of securing and retaining the services of key employees for Unifi, Inc., and its subsidiaries, as that term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended, (the "Subsidiaries"). The Board of Directors of the Unifi, Inc. believes the Plan will promote continuity of management and increase incentive and personal interest in the future of the Unifi, Inc. and its subsidiaries by those who are primarily responsible not only for its regular operations, but also for shaping and carrying out the long-range plans of Unifi, Inc. and assisting in its continued growth.

   The purpose will be affected through the granting of stock options as herein provided, which options are intended to constitute "incentive stock options" ("Options") within the meaning of Section 422 of the 1986 Internal Revenue Code, as amended, (the "Code").

1.2  DEFINITIONS:   Wherever used in the Plan, the following
terms shall have the meaning set forth below:

   (a) "Corporation" shall mean Unifi, Inc., its subsidiaries, and any successor corporation.

   (b) "Board of Directors" shall mean the Board of Directors of the Corporation and any committee of Directors authorized by such Board to act on its behalf with reference to the Plan.

   (c) "Committee" shall mean the Incentive Stock Option Committee. The Committee shall be appointed by the Board of Directors, shall consist of not less than three nor more than five outside Directors, none of whom shall be eligible to receive Options under the Plan. All members of the Committee shall serve at the pleasure of the Board of Directors.

   (d) "Common Stock" shall mean the common stock of the Corporation identified as such on the most recent balance sheet of the Corporation.

   (e) "Disability" shall mean a condition resulting from an accident or illness which in the opinion of the Committee permanently and totally prevents an optionee from carrying out his or her duties with the Corporation.

   (f) "Fair Market Value" shall be deemed to be the closing price of the Corporation's Common Stock on the New York Stock
Exchange on the day on which the option is granted.

   (g) "Severance Date" shall mean, as determined by the Committee, the date on which an individual's employment with the Corporation terminates. Whether any leave of absence shall constitute termination of employment for the purpose of the Plan shall be determined in each case by the Committee, in its sole discretion. Whether a plant closing, moving the production of a product from one facility to another, or layoffs of 50 or more people shall constitute termination of employment for the purpose of the Plan shall be determined in each of said events by the Executive Committee of the Board of Directors, in its sole discretion.


                              ARTICLE II

2.1  STOCKHOLDER APPROVAL AND EFFECTIVE DATE:   The Plan will be
presented to the holders of the Corporation's Common Stock at the next Annual Meeting which has been scheduled to be held on October 24, 1996. If the Plan is approved by the Shareholders, the effective date of the Plan is April 18, 1996. In the event the Plan is not approved by the holders of the Corporation's Common Stock, the Plan automatically terminates and any Options granted under the Plan shall be void and of no further force or effect. No Options granted under this Plan can be exercised prior to the Plan being approved by the Corporation's Common Stock shareholders.


                             ARTICLE III

3.1  PLAN ADMINISTRATION:   The Plan is to be administered by the
Committee. The Committee is authorized to establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan and to take such steps in connection with the Plan or the benefits provided thereunder as it deems necessary or advisable. The Committee shall have exclusive jurisdiction to select the key employees to whom options shall be granted, determine the number of shares subject to each option, determine the time or times when options will be granted, determine the option price of the shares subject to options which shall not be less than the Fair Market Value of the Corporation's Common Stock on the date the option is granted, determine the time when each option may be exercised provided however, that no options can be exercised until after the Plan has been approved by the holders of the Corporation's Common Stock, as provided in Section 2.1, or within less than six (6) months from date of grant, whichever date occurs last, establish such other provisions in the option agreement as the Committee may deem necessary or desirable, consistent with the terms of the Plan, and to determine all other questions relating to the administration of the Plan.

3.2  PLAN INTERPRETATION:   The Board of Directors may make such
rules and regulations and establish the procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure or, as to any question, right or obligation arising from or relating to the Plan, the decision of the Board of Directors shall be final and
binding upon all persons.   The decision of the Committee with
respect to any questions arising as to the employees selected to receive options and the number of shares authorized in said option, under the Plan, shall be controlling.

3.3 REGISTRATION AND LISTING ON STOCK EXCHANGE: The Board of Directors shall determine the restrictions, if any, to be placed on certificates issued upon the exercise of Options and whether the stock issued under this Plan will be registered with the Securities and Exchange Commission and listed on a stock exchange. The decision of the Board of Directors shall be final and binding upon all persons.


                              ARTICLE IV

4.1  AGGREGATE AMOUNT OF STOCK SUBJECT TO PLAN:   The maximum
aggregate number of shares of the Corporation's Common Stock which might be used pursuant to the exercise of options granted hereunder shall be 1,000,000 shares of the Corporation's authorized but unissued Common Stock, which shares are hereby reserved for issue solely subject to the provisions of this Plan. Adjustments may be made in the aggregate amount of stock which may be issued under the Plan pursuant to the provisions of
Section 11.1. If for any reason any option granted under the Plan shall terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted hereunder.


                              ARTICLE V

5.1  OPTION AGREEMENT:   Each option under this Plan shall be
evidenced by an Option Agreement which shall be signed by an Officer for the Corporation and by the Optionee, which shall contain such provisions that may be approved by the Committee and shall be in accordance with the Plan but may include additional provisions and restrictions, providing that the same are not inconsistent with the Plan or applicable provisions of the Code.


                              ARTICLE VI

6.1  ELIGIBILITY:   Options may be granted only to key employees,
including Officers, whether or not they are Directors of the Corporation or one of its Subsidiaries. A Director of the Corporation, or a Subsidiary, who is not also such an employee, will not be eligible to receive an option. In determining the employees to whom options may be granted, and the number of shares to be covered by each option, subject to the limitations as set forth in Section 8.1 of this Plan, the Committee will take into account the duties of the respective employees, his or her present and potential contribution to the success of the Corporation, the anticipated number of years of effective service remaining, and such other factors as they may deem relevant in connection with accomplishing the purposes of the Plan. Subject to the limitations set forth in this Plan, an eligible employee who has been granted an option may be granted an additional option or options if the Committee shall so determine.


                             ARTICLE VII

7.1  GRANT OF OPTIONS:   The Committee is hereby authorized by
majority vote of its members to grant stock options within the limitations set forth in Section 8.1, from time to time on the Corporation's behalf to any one or more persons, who, at the time of such grant, are full-time employees and meet the eligibility requirements as set forth in Section 6.1 of the Plan. These are intended to be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum allowed by said Section. Options granted under the Plan (i) must be granted within ten (10) years from April 18, 1996, subject to the provisions of Section 10.1(b) of this Plan, and (ii) to the extent they are incentive stock options, otherwise comply with Section 422 of the Code, as amended. More than one option may be granted to an optionee pursuant to the Plan.


                             ARTICLE VIII

8.1   LIMITATIONS:   The aggregate number of shares of Common
Stock for which options may be granted to eligible employees under this Plan at any one time is unlimited, subject to the provisions of Section 4.1, of this Plan, provided, that if as a result of any grant hereunder the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock option plans (as defined in Section 422 of the Code, as amended) of the Corporation, would exceed $100,000.00, any excess amount will be treated as non-qualified stock options.


                              ARTICLE IX

9.1  PURCHASE PRICE:   The purchase price for a share of the
Common Stock, subject to any option granted hereunder, shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the granting of the option. In case an option is granted to any person then owning beneficially more than ten percent (10%) of the voting power of all classes of the Corporation's Common Stock, said purchase price per share of Common Stock subject to the option shall not be less than 110% of the Fair Market Value of the Common Stock on the date of granting of the option.


                              ARTICLE X

10.1  EXERCISE OF OPTIONS:

   (a) An option may be exercised at any time or from time to time, as to any part or all the shares which shall be covered thereby provided, however, options shall not be exercisable prior to the expiration of six (6) months following the date on which the option was granted, subject to this Plan having been approved by the holders of the Common Stock of the Corporation as provided in Section 2.1 hereof;

   (b) subject to the provisions of this Plan with respect to termination of employment under Sections 12.1, 12.2 and
   12.3 herein, the period during which each option may be exercised shall be fixed by the Committee at the time such option is granted. In no event however, shall any option granted to a person then owning more than ten percent (10%) of the voting power of all classes of the Corporation's Common Stock be exercisable by its terms after the expiration of five (5) years from the date of grant thereof, nor shall any other option granted under this Plan be exercisable by its terms after the expiration of ten
   (10) years from the date of the grant thereof;

   (c) no shares shall be delivered pursuant to any exercise of an option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable to them are satisfied and until payment in full in cash or for exchange in shares of the Corporation's Common Stock, previously owned by the optionee, at the Fair Market Value of said stock on the date of exercise, or such other terms and conditions as may be determined by the Committee. No optionee, or the legal representative, legatee, or distributee of an optionee, shall be deemed to be a holder of any shares subject to any option unless and until the certificate or certificates for them have been issued.


                              ARTICLE XI

11.1  CAPITAL ADJUSTMENTS AFFECTING STOCK:   In the event of a
capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under option shall be adjusted consistent with such capital adjustment. The price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such option. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.


                             ARTICLE XII

12.1  TERMINATION OF EMPLOYMENT:   An optionee whose employment
terminates for reasons other than disability, retirement or determined by the Board of Directors or Committee not to be a termination of employment as provided in Section 1.1(g) of this Plan, shall have no right to exercise any existing option granted under this Plan.

12.2  DEATH OF OPTIONEE:   In the event of the death of an
optionee, the administrator of the deceased optionee's estate, the executor under his or her Last Will and Testament, or the person or persons to whom such stock option shall have been validly transferred by such executor or administrator, pursuant to the Last Will and Testament or the Intestate Succession Laws of the State of North Carolina, shall have the right, within three (3) months from the date of the optionee's death, but not beyond the expiration date of the option, to exercise such option to the extent exercisable by the optionee at the date of his or her death.

12.3 DISABILITY: In the event of the termination of the optionee's employment due to disability, the optionee shall have the right, within twelve (12) months from his or her severance date, but not beyond the expiration date of such option, to exercise such option to the extent exercisable on such severance date.


                             ARTICLE XIII

13.1  EMPLOYMENT:   The establishment of this Plan and the
granting of any options thereunder shall not be construed as conferring on any employee or optionee any right to continued employment, and the employment of any optionee may be terminated without regard to the effect which such action might have upon him or her as an optionee.


                             ARTICLE XIV

14.1  NON-TRANSFERABILITY:   The terms of any option granted
under this Plan shall include a provision making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.




ARTICLE XV

15.1  AMENDMENT, MODIFICATIONS & TERMINATION OF THE PLAN:   The
Board of Directors at any time may terminate and/or in any respect amend and modify the Plan provided, however, that no such action by the Board of Directors, without approval of the Corporation's common shareholders, may: (a) increase the total number of shares which may be made subject to options granted under the Plan in the aggregate; (b) change the manner of determining the option price as set forth under Section 9.1 hereof; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) extend the period in which options may be granted or exercised, as provided in Sections 7.1 and 10.1 hereof; and (e) withdraw the administration of the Plan from a Committee of the Board of Directors, no members of which are eligible to receive options under the Plan.


                             ARTICLE XVI

16.1  OTHER TERMS:   Any option granted under this Plan shall
contain such other and additional terms not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee or the Board of Directors, and such other terms shall include those which together with the terms herein set forth shall constitute such option as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

EXHIBIT "B"
                             UNIFI, INC.

                 1996 NON-QUALIFIED STOCK OPTION PLAN

1. NAME OF PLAN:  The name of the Plan is the "Unifi, Inc. 1996
Non-Qualified Stock Option Plan" (the "Plan").

2. PURPOSE: The purpose of this Plan is to enhance the interests of Unifi, Inc. (Corporation), its shareholders and subsidiaries, by increasing its ability to secure and retain officers and other key employees upon whose judgment, initiative and effort the Corporation is largely dependent for the successful conduct of its business, by offering officers and key employees an opportunity to acquire or increase such persons stock interest in the Corporation, and to attract well qualified individuals who are not full time employees of the Corporation or its subsidiaries, to serve as Directors of the Corporation or its subsidiaries ("Outside Directors").

   The purpose will be affected through the granting of stock options as herein provided, such options DO NOT QUALIFY AS
"INCENTIVE STOCK OPTIONS" WITHIN THE MEANING OF SECTION 422 OF
THE 1986 INTERNAL REVENUE CODE, AS AMENDED, (the "Code") AND ARE,
THEREFORE, NON-QUALIFIED STOCK OPTIONS.

3. EFFECTIVE DATE OF PLAN AND SHAREHOLDER APPROVAL: The effective date of the Plan is April 18, 1996, the date of its approval by the Board, provided however, if the Plan is not approved by the shareholders of the Corporation, representing a majority of the voting power at the shareholders' annual meeting on October 24, 1996, the Plan shall terminate and any Options granted thereunder shall be null and void, and shall have no force or effect.

4. DEFINITIONS:   Wherever used in the Plan, the following terms
shall have the meaning set forth below:

   (a)  "Corporation" shall mean Unifi, Inc.

   (b) "Board" shall mean the Board of Directors of the Corporation.

   (c) "Committee" shall mean the standing committee of the Board of Directors or a subcommittee of a standing committee of the Board of Directors, if any, authorized byt the Board to administer the Plan. If the Board delegates the authority of administering the Plan to a Committee, it shall consist of not less than three nor more than five non-employee Directors. All members of the Committee shall serve at the pleasure of the Board.

   (d) "Common Stock" shall mean the common stock of the Corporation identified as such on the most recent balance sheet of the Corporation.

   (e) "Date of Grant" shall mean the date the option is granted under the Plan.

   (f)  "Option" shall mean options granted under the Plan.

   (g) "Optionee" shall mean the person to whom an Option, which has not expired, has been granted under the Plan.

   (h) "Subsidiary or Subsidiaries" shall mean a sponsor-type subsidiary corporation or companies of the Corporation as defined in 424 of the Code.

5. ADMINISTRATION OF PLAN: (a) The Plan shall be administered by the Board, or by a Committee appointed by the Board (the "Committee"). If the Plan is administered by the Committee, it shall report all actions taken by it to the Board. Options may be granted to members of the Committee only by a majority of the members of the Board, excluding those members of the Committee.

   (b) The Board or Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and the purchase price of common stock covered by each Option, to construe and interpret the Plan, to determine the terms and provisions of the respective Option agreements which need not be identical, including without limitations, terms covering the payment of the Option price, and make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusive and binding for all purposes upon all persons.

   (c) In the event a Committee is authorized by the Board to administer the Plan, it shall select one of its members as the Chairman and shall hold its meeting at such times and places as it deems advisable. At least one-half of its members shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members who are present. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully as effective as if made by a majority vote at a meeting duly called and held.

6. STOCK SUBJECT TO PLAN: The aggregate number of shares of the Corporation's Common Stock to be reserved and which may be issued upon exercise of Options granted under the Plan shall be one million (1,000,000), subject to adjustments under the provisions of Paragraph 7. The shares of Common Stock to be issued upon exercise of the Option may be authorized but unissued shares or shares issued and reacquired by the Corporation. In the event any Option shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder, shall again be available for Options to be granted under the Plan.

7. CAPITAL ADJUSTMENTS AFFECTING STOCK: In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under Option shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such Option. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8. PARTICIPANTS: Options may be granted only to Directors, Officers or key employees of the Corporation and/or its subsidiaries. A participant may receive more than one grant; provided, however, no Options may be granted to any person who, at the time of the grant, owns more than ten percent (10%) of the stock of the Corporation. In determining the individuals to whom Options may be granted, the Board shall take into account the duties of the individuals, their present and potential contribution to the success of the Corporation, the anticipated number of years of effective service remaining and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. Subject to the limitations set forth in the Plan, Directors, Officers and key employees who have been granted an Option under this Plan or other stock Option plans of the Corporation may be granted an additional Option or Options under this Plan if the Board or Committee shall so determine.

9. OPTION AGREEMENT:   Each Option under this Plan shall be
evidenced by an Option Agreement which shall be signed by an Officer for the Corporation and by the Optionee. The Option shall contain such provisions that may be approved by the Board or Committee and shall be in accordance with the Plan but may include additional provisions and restrictions and all Options do not have to be the same, providing that the terms thereof are not inconsistent with the Plan.

10. OPTION PERIOD: Each Option granted hereunder must be granted within ten years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Board, but in no instance shall such period exceed ten years from the date of grant of the Option. No Option may be granted under the Plan subsequent to April 17, 2006.

11. OPTION PRICE: The per share Option price of the stock subject to each Option shall be determined by the Board or the Committee on the date the Option is granted. The purchase price may be less than the fair market value of the Common Stock on the date of granting.

12.  EXERCISE OF OPTIONS:

   (a) An Option may be exercised at any time or from time to time, as to any part or all the shares which shall be covered thereby provided, however, Options shall not be exercisable prior to the expiration of six (6) months following the date on which the Option was granted and no Option can be exercised prior to shareholder approval of the Plan. If the Plan is not approved by the shareholders, all Options granted under the Plan shall become void and be unenforceable;

   (b) No shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Board of Directors or Committee to be applicable to them are satisfied and until payment in full in cash or for exchange in shares of the Corporation's Common Stock, previously owned by the Optionee, at the Fair Market Value of said stock on the date of exercise, or such other terms and conditions as may be determined by the Board or Committee. No Optionee, or the legal representative, legatee, or distributee of an Optionee, shall be deemed to be a holder of any shares subject to any Option unless and until the certificate or certificates for them have been issued.

13. NON-TRANSFERABILITY OF OPTION: No Option granted under the Plan shall be transferable without the consent of the Board (including pledges or hypothecations) by an Optionee other than by Will or if said Optionee dies intestate, under the laws of descent and distribution of the state of said Optionee's domicile at the time of his death. During the lifetime of an Optionee, the Option shall be exercised only by said Optionee.

14.  TERMINATION OF OPTIONS:   The right of every Optionee to
purchase shares under his or her Option shall be subject to the provisions of this paragraph.

   (a)  In relation to Options with Officers or key employees:

     (i) In the event of the termination of an Officer or employment with the Corporation of a key employee for any reason, other than death, without the consent of the Board, all rights of the Optionee to purchase shares pursuant to his or her Option (including right to purchase shares which have accrued but which have remained unexercised) shall expire three (3) months after the date on which the Optionee's affiliation or employment with the Corporation is terminated.

     (ii) In the event of the death of an Optionee who is a key employee, the unexpired portion of said Option shall be exercisable within a period of one (1) year from the date of said key employee's death only by the personal representative of the estate of the deceased, or such other person or persons to whom the legatee's rights under the Option shall pass by the Optionee's Will, or if he or she dies intestate, by the laws of descent and distribution of the state of said Optionee's domicile at the time of death, or by the transferee of any Option transferred with the consent of the Board (see Paragraph 13); and to the extent the Optionee was entitled to exercise Options at the time of death.

   (b)  In relation to Options with Directors:

     (i) In the event an Optionee's, who is a Director, tenure in office is terminated for "cause", as cause is defined by the Corporation's Certificate of Incorporation, all such rights of the Optionee to purchase shares pursuant to his or her Option (including right to purchase shares which have accrued but which have remained unexercised) shall forthwith cease and terminate.

     (ii) In the event of termination of a Director's tenure in office, other than for "cause", prior to full exercise of his or her Option under the Plan, the unexpired portion of said Option shall be exercisable within a period of one (1) year, or such longer period as the Board may determine, from the date of such Director's termination of tenure in office.

     (iii) In the event of death of an Optionee, who is a Director, prior to the full exercise of his or her Option the unexpired portion of said Option shall be exercisable within a period of one (1) year from the date of said Director's death only by the personal representative of the estate of the deceased, or such other person or persons to whom the legatee's rights under the Option shall pass by the Optionee's Will, or if he or she dies intestate, by the laws of descent and distribution of the state of said Optionee's domicile at the time of death, or by the transferee of any Option transferred with the consent of the Board (see Paragraph 13); and to the extent the Optionee was entitled to exercise Options at the time of death.

15. RIGHTS AS SHAREHOLDERS: An Optionee or a transfer of an Option shall have no right as a Shareholder with respect to any shares subject to such offer prior to the purchase of such shares by exercise of the Option as provided herein and the issuance and deliverance of such shares.

16.  EMPLOYMENT:   The establishment of this Plan and the
granting of any Options thereunder shall not be construed as conferring on any employee any right to continued employment, and the employment of any Optionee may be terminated without regard to the effect which such action might have upon him or her as an Optionee.

17. AMENDMENT OR TERMINATION: Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Option shall be granted thereunder after, April 17, 2006. The Board may amend the Plan or make such modifications or amendments thereto as it shall deem advisable, or in order to conform to any changes in any law or regulation applicable thereto, or terminate the Plan, provided however, the Board may not, without further approval by the shareholders of a majority of the outstanding shares of the Corporation having general voting power, (a) make any changes in the maximum number of shares reserved for issuance on Options under the Plan, other than changes as described in Paragraph 6 hereof; (b) change the participants eligible to be granted Options; (c) revoke or alter the terms of any Options previously granted, without the consent of the Optionee; (d) extend the time within which Options may be granted under the Plan; or (e) provide for the administration of the Plan otherwise than by the Board or a Committee of the Board.

18. GOVERNMENT REGULATIONS: The Plan and the granting and exercising of Options hereunder shall be subject to all applicable Federal and State laws and all rules and regulations issued thereunder, and the Board of Directors, in its discretion, may, subject to the provisions of Paragraph 6 hereof, make such changes in the Plan (except such changes which by law, or as provided in Paragraph 17, must be approved by the shareholders) as may be required to conform the Plan to such applicable laws, rules and regulations.

19. OTHER PROVISIONS: Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall from time to time approve.

          APPENDIX "A" FORM PROXY [PROXY CARD-SIDE ONE]


                                UNIFI, INC.
                                  PROXY
                     Annual Meeting, October 24, 1996

     The undersigned hereby appoints Robert A. Ward and C. Clifford Frazier, Jr., or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Yadkinville Offices, located on Highway 421, Yadkinville, North Carolina, on Thursday, October 24, 1996, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

(1)  PROPOSAL NO. 1 - Election of Directors

     To vote FOR all          WITHHOLD AUTHORITY
     nominees listed          to vote for all
     below (except as         nominees listed
     marked to the            below
     contrary below)

     Nominees:  Charles R. Carter, Jerry W. Eller, Kenneth G.
Langone and J. B. Davis


     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



(2) PROPOSAL NO. 2 -   Proposal to approve the 1996 Incentive
Stock Option Plan.

               FOR       AGAINST        ABSTAIN


(3) PROPOSAL NO. 3 -   Proposal to approve the 1996 Non-Qualified
Stock Option Plan.

               FOR       AGAINST        ABSTAIN

             APPENDIX "A" CONTINUED [PROXY CARD-SIDE TWO]


The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS
AND PROPOSALS NO. 2 AND NO.3, UNLESS A CONTRARY CHOICE IS
SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 23, 1996, and the
Proxy Statement furnished therewith.

     Dated this       day of                      , 1996.

                            _________________________(SEAL)


                            _________________________(SEAL)


                       NOTE:  Signature should agree with
                       name on stock certificate as printed
                       hereon.  Executors, administrators,
                       trustees and other fiduciaries
                       should so indicate when signing.  If
                       the signer is a corporation, please
                       sign in full corporate name, by duly
                       authorized officer.


   This Proxy is Solicited on Behalf of the Board of Directors.

   Please date, sign and return this Proxy.  Thank you.